UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) December 16, 2004

                           NETWORTH TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                    0-27842                      54-1778587
State or Other Jurisdiction        (Commission                 (I.R.S. Employer
      of Incorporation)            File Number)              Identification No.)


          6499 NW 9TH AVENUE, SUITE 304, FORT LAUDERDALE, FLORIDA 33309
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (954) 670-2300

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

     The amendment of the charter of the registrant to change its corporate name to NetWorth Technologies, Inc., and the reverse stock split, both described in the registrant's Current Report on Form 8-K dated December 16, 2004, became effective under Delaware corporate law on March 9, 2005 and March 10, 2005, respectively. (See the registrant's Current Report on Form 8-K dated March 9, 2005, which is incorporated herein by reference thereto.)

     Shares of common stock of the registrant have been issued and traded, and shares of Class A Non-Voting, Convertible Preferred Stock, $0.001 par value per share ("Class A Preferred") have been converted into shares of common stock of the registrant upon exercise of conversion rights of the holders of shares of Class A Preferred, on the basis that the reverse stock split became effective on December 16, 2004.

     The registrant, in association with its intended and purported name change and reverse stock split, was assigned a new CUSIP number, 164156A 10 6. The registrant's trading symbol on the OTC Bulletin Board was changed to NWRT. At the opening of business on December 16, 2004, the reverse stock split of the registrant's common stock was treated as effective by the NASD and the OTCBB.


                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

         DATED:  MARCH 11, 2005


                                                   NETWORTH TECHNOLOGIES, INC.

                                                   By: /s/ L. Joshua Eikov
                                                       -----------------------
                                                       L. Joshua Eikov,
                                                       President, Chief
                                                       Executive Officer,
                                                       Secretary and
                                                       Treasurer